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                                                                     EXHIBIT 3.1

                    FIRST AMENDMENT TO BYLAWS OF KEVCO, INC.

                             ADOPTED JULY 26, 1999

         I, Richard Tucker, the duly elected and acting secretary of Kevco, Inc. (the "Corporation") do hereby certify that the following amendments to the Bylaws of the Corporation were duly and validly approved and adopted pursuant to Bylaw 8.07 of the Corporation's Bylaws by resolution of the Corporation's board of directors at a meeting duly called and held, such amendment to be effective as of the ___ day of July, 1999.

                                                   /s/ RICHARD TUCKER
                                            -----------------------------------
                                            Name:      Richard Tucker
                                                 ------------------------------
                                            Title:     Secretary:
                                                  -----------------------------

         The Bylaws of the Corporation, are hereby amended as follows:

         1. Bylaw 3.02(a) is hereby amended by deleting Bylaw 3.02(a) in its entirety and replacing in lieu thereof the following:

                  "(a) REGULAR DIRECTORS. Except as otherwise provided by the Articles of Incorporation, including, without limitation, by the terms of the provisions of the Corporation's Tranche A and Tranche B Senior Subordinated Exchangeable Notes (the "Notes") and Series A and Series B 10 3/8% Convertible Pay-in-Kind Preferred Stock (as it may be subsequently authorized in Amended and Restated Articles of Incorporation, the "Preferred Stock"), the number of directors shall not be less than two (2) or more than nine (9) and shall be fixed from time to time by the board of directors. Except as otherwise provided by the Preferred Stock, or Bylaws 3.02(c), 3.03, and 3.05, such directors shall be elected at the annual meeting of shareholders. Each director shall hold office until his successor is elected and qualified, or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the corporation or a resident of the State of Texas."

         2. Bylaw 3.02(b) is hereby amended by deleting Bylaw 3.02(b) in its entirety and replacing in lieu thereof the following:

                  "(b) CLASSIFICATION OF DIRECTORS. Subject to the last sentence of this Bylaw 3.02(b), the board of directors shall be classified in respect of the time for which they shall severally hold office by dividing the board into three (3) classes, each class to be as nearly equal in number as possible. Each director of the corporation shall hold office until his successor is duly elected and qualified, or if earlier, until his death, resignation, or removal from office. Subject to the last sentence of this Bylaw 3.02(b), the term of office of directors of the first class shall expire at the first annual meeting of shareholders after their election, the term of office of the second class of directors shall expire at the second annual meeting of shareholders after their election, and the term of office of the third
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         class of directors shall expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting so that the term of office of one class of directors shall expire each year. Notwithstanding any other provision of these Bylaws to the contrary, any director or directors permitted to be elected pursuant to the Notes and the Preferred Stock shall not be classified and any directors so elected shall hold office for the term provided for by Preferred Stock."

         3. Bylaw 3.02(c) is hereby amended by deleting Bylaw 3.02(c) in its entirety and replacing in lieu thereof the following:

                  "(b) ELECTION. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election he has a right to vote. At each annual meeting of shareholders, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, except in the case of the classification of directors and except as may otherwise be provided by the Notes and the Preferred Stock."

         4. Bylaw 3.03 is hereby amended by deleting Bylaw 3.03 in its entirety and replacing in lieu thereof the following:

                  "CHANGE IN NUMBER. The number of directors may be increased or decreased by resolution of the board of directors from time to time, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any director(s) elected in accordance with the terms of the Notes and the Preferred Stock shall be excluded for the purpose of determining the maximum number of directors under Bylaw 3.02(a)."



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         5. Bylaw 3.04 is hereby amended by deleting Bylaw 3.04 in its entirety and replacing in lieu thereof the following:

                  "REMOVAL. Except as otherwise provided by the Notes and the Preferred Stock, any director or the entire board of directors may be removed, for or without cause, at any meeting of shareholders called expressly for that purpose by the affirmative vote of at least a majority in number of the shares then entitled to vote at the election of directors."

         6. Bylaw 3.05 is hereby amended by deleting Bylaw 3.05 in its entirety and replacing in lieu thereof the following:

                  "VACANCIES. Except as otherwise provided in the Notes and the Preferred Stock, any vacancy occurring in the board of directors after the issuance of shares (by death, resignation, or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office."

         7. The first sentence of Bylaw 3.06 is hereby amended by deleting the first sentence of Bylaw 3.06 in its entirety and replacing in lieu thereof the following:

                  "Other than in respect of the initial directors and directors elected pursuant to the Notes and the Preferred Stock, only persons who are nominated in accordance with the procedure set forth in these Bylaws shall be eligible for election as, and to serve as, directors."

         8. The penultimate sentence of the first paragraph of Bylaw 3.06 is hereby amended by deleting such sentence in its entirety and replacing in lieu thereof the following:

                  "Other than directors chosen pursuant to the provisions of Bylaw 3.05, and directors otherwise chosen in accordance with the terms of the Notes and the Preferred Stock, no person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Bylaw 3.06."

         9. Bylaw 8.07 is hereby amended by deleting Bylaw 8.07 in its entirety and replacing in lieu thereof the following:

                  "AMENDMENT OF BYLAWS. Except as otherwise provided in the Notes and the Preferred Stock, these Bylaws may be altered, amended, or repealed or new bylaws adopted at any meeting of the board of directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting; provided, that for so long as the Notes and the Preferred Stock or any portion thereof is outstanding, no such amendment shall materially and adversely affect the rights of holders of the Notes and the Preferred Stock."



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